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                                                                                                       EXHIBIT 11


                                                 TEXACO INC. AND SUBSIDIARY COMPANIES
                                           COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                                          FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                                          --------------------------------------------------
                                            (Millions of dollars, except per share amounts)

                                                                                                  (Unaudited)
                                                                                                  -----------
                                                                                             For the three months
                                                                                                ended March 31,
                                                                                                ---------------
Primary Net Income Per Common Share                                                           1996           1995
- -----------------------------------                                                           ----           ----

     Net income from continuing operations before cumulative
         effect of accounting change                                                       $   386         $   418

     Cumulative effect of accounting change                                                     -             (121)
                                                                                           -------         -------
     Net income                                                                                386             297
         Less: Preferred stock dividend requirements                                           (15)            (16)
                                                                                           -------         -------
     Primary net income available for common stock                                         $   371         $   281
                                                                                           =======         =======

     Average number of primary common shares outstanding
         for computation of earnings per share (thousands)                                 260,654         259,623
                                                                                           =======         =======

     Primary net income per common share                                                   $  1.42         $  1.08
                                                                                           =======         =======


Fully Diluted Net Income Per Common Share


     Net income                                                                            $   386         $   297

         Less:  Preferred stock dividend requirements of non-dilutive and anti-dilutive issues and adjustments to net income
                associated with dilutive securities                                             (6)             (6)
                                                                                           -------         -------
     Fully diluted net income                                                              $   380         $   291
                                                                                           =======         =======

     Average number of primary common shares outstanding
         for computation of earnings per share (thousands)                                 260,654         259,623

     Additional  shares   outstanding   assuming  full  conversion  of  dilutive
         convertible securities into common stock, (thousands):
              Convertible debentures                                                           147             148
              Convertible Preferred Stock
                  Series B ESOP                                                              9,526           9,988
                  Series F ESOP                                                                623             673
              Other                                                                            158              84
                                                                                           -------         -------

     Average number of fully diluted common shares outstanding
         for computation of earnings per share (thousands)                                 271,108         270,516
                                                                                           =======         =======

     Fully diluted net income per common share                                             $  1.40         $  1.07
                                                                                           =======         =======

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